SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BEASLEY BROADCAST GRP

                    GAMCO INVESTORS, INC.
                                10/06/03            4,100            15.0000
                                10/03/03            6,108            15.1157
                                10/02/03              600            14.3800
                                10/02/03            1,792            14.8142
                                10/02/03              500            14.9100
                                 9/17/03              213            14.4553
                                 9/15/03              787            13.5593
                                 9/12/03            1,600            13.7900
                                 9/03/03            5,000            14.9996
                                 9/03/03            4,000            15.0000
                                 9/02/03            9,900            14.8083
                    GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 9/02/03            2,100            14.8629


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.